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                         VARI-LITE INTERNATIONAL, INC.
       FORM OF NONQUALIFIED STOCK OPTION AGREEMENT FOR UNAPPROVED OPTIONS
                 GRANTED TO UK EMPLOYEES UNDER THE PARENT PLAN


     This Agreement, dated as of _______, 199____, is by and between Vari-Lite International, Inc., a Delaware corporation (the "Company") and _____________________ (the "Optionee").

                                  WITNESSETH:

     WHEREAS, pursuant to the Vari-Lite International, Inc. 1997 Omnibus Plan (the "Plan"), the Company has determined that its interests will be advanced by providing an incentive to the Optionee to acquire a proprietary interest in the Company and, as a stockholder, to share in its success, with added incentive to work effectively for and in the Company's interest;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

                                   SECTION 1
                                     GRANT

     The Company hereby grants to the Optionee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the "Option") to purchase _____________ shares of authorized but unissued Common Stock, $0.10 par value ("Common Stock"), of the Company on the terms and conditions herein set forth in this Agreement. This Option is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                   SECTION 2
                                     PRICE

     The exercise price per share of the shares of Common Stock subject to this Option shall be equal to the Fair Market Value of the shares as determined under Rule 10 of the Plan on the date of the grant, i.e. $__________ per share.

                                   SECTION 3
                                WHEN EXERCISABLE

     The Option may be exercised by the Optionee, in whole or part, at any time and from time to time within a period of ten years from the effective time of the IPO (the "Date of Grant").

     The Option may not be exercised prior to one year from the Date of Grant. Thereafter, the Option shall become exercisable with respect to 20% of the total shares subject to the Option on each of the five successive anniversaries of the Date of Grant commencing with the first anniversary of

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the Date of Grant.  At any time after five years from the Date of Grant, the
Option shall be exercisable in full except to the extent that it has already been exercised.

                                   SECTION 4
                    UK INCOME TAX CONSEQUENCES UPON EXERCISE

     The exercise of this Option will be subject to a charge to UK income tax.

                                   SECTION 5
                                HOW EXERCISABLE

     Subject to such administrative regulations as the committee of the Board of Directors of the Company (the "Board") appointed to administer the Plan (the "Committee") may from time to time adopt, the Optionee or beneficiary shall, in order to exercise this Option:

     (a) give written notice to the Committee of the exercise price and the number of shares which he will purchase and furnish an undertaking to make payment of such exercise price in United States dollars before issuance of such shares; or

     (b) give written notice to the Committee of the exercise price and the number of shares for which he is requesting approval from the Committee to tender other shares of Common Stock in exchange for Option shares.

If a Committee has not been appointed by the Board to administer the Plan, for purposes of this Agreement, "Committee" shall mean the entire Board.

     Any notice shall include an undertaking to furnish or execute such documents as the Committee in its discretion shall deem necessary (i) to evidence such exercise, in whole or in part, of the Option, (ii) to determine whether registration is then required under the Securities Act of 1933, as amended, or any other law, as then in effect, and (iii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, or any other law, as then in effect.

     In addition, if an exercise under paragraph (b) above is requested, the notice shall include an undertaking to tender to the Company (i) promptly after receipt of denial by the Committee of the paragraph (b) request, full payment in United States dollars of the Option exercise price for the shares being purchased hereunder or (ii) promptly after receipt of approval by the Committee of exercise of this Option or portion thereof by payment of Common Stock, full payment in Common Stock in exchange for the shares being purchased hereunder.

     The Committee shall advise the Optionee (or beneficiary, if applicable) in writing, within 20 business days after receipt by the Committee of notice of exercise by the Optionee (or beneficiary), whether the Committee approves the exchange of Common Stock for Option stock being purchased. The Company must receive full payment in United States dollars or the appropriate number of shares

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of Common Stock, whichever applies, of the Option exercise price within five business days after the date of the Committee's notice, unless the Committee extends the time of payment.

     If the Committee approves payment by the Optionee by tendering shares of Common Stock, the Committee may also, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the Optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise.

     If the Optionee does not elect or is denied the right to exercise the Option by tendering shares of Common Stock, the Committee may permit the Optionee to exercise the Option by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option exercise price; provided that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

                                   SECTION 6
                                    TRANSFER

     This Option shall not be transferable by the Optionee in any way other than by will and the laws of descent and distribution. During the lifetime of the Optionee, this Option shall be exercisable only by him. Any other attempted assignment, transfer, pledge, hypothecation or other disposition of the Option shall be void and have no effect unless in accordance with the terms set forth herein.

                                   SECTION 7
                             TERMINATION OF OPTION

     (a) Upon termination of employment or service as a director with the Company and its Subsidiaries of the Optionee for any reason other than death, disability (as defined in Paragraph (c) of this Section 7) or "cause" (as defined in Paragraph (b) of this Section 7), whether by reason of resignation or discharge, the Option shall terminate on the earlier of (i) the date of its expiration under Section 3 or (ii) three months from the date on which the Optionee's employment or service as a director terminated.

     (b) If the Company terminates the employment or directorship of the Optionee for "cause," the Option shall terminate on the date his employment or directorship is terminated. For purposes of this Agreement, the Optionee's employment or directorship shall be deemed terminated for "cause" if his employment or directorship terminates for (i) willful violation by the Optionee of any rule or regulation that may be established from time to time for the conduct of the Company's business, (ii) failure or inability by the Optionee for any reason to devote his full business time to

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the Company's business, (iii) gross neglect by the Optionee of the interests of the Company, (iv) breach of fiduciary duty involving personal profit, (v) willful violation by the Optionee of any law, rule or regulation (other than traffic violations or similar minor offenses), or (vi) material breach by the Optionee of any provision of an agreement between Optionee and the Company or its Subsidiaries (as defined in Section 1 of the Plan).

     (c) The Option shall terminate on the earlier of (i) the date of its expiration under Section 3 or (ii) six months from the date of the Optionee's permanent disability, provided: (i) the Optionee at the time of his disability was in the employ or serving as a director of the Company or any of its Subsidiaries and (ii) the Optionee was entitled to exercise a portion or all of the Option on the day immediately prior to his disability. For purposes of this Agreement, "disability" shall have the meaning set forth in Code Section 22(e)(3).

     (d) If the Optionee dies (i) while he is employed by or serving as a director of the Company or any of its Subsidiaries, or (ii) after termination of employment or directorship but within the period provided in Paragraph (a) or (c) of this Section 7, the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution may exercise that portion of the Option that is exercisable at the time of death for a period ending on the earlier of (i) the date of its expiration under Section 3 or (ii) six months after the date of death.

                                   SECTION 8
                               WITHHOLDING TAXES

     The Company shall have the right to retain and withhold from any payment, under the Option, any amount that is to be withheld or otherwise deducted in respect of any taxes (including social insurance charges) arising under the laws of any jurisdiction and paid with respect to such payment (the "Withholding Taxes"). The Company may, by notice to the Optionee and subject to such rules as the Company may adopt, require that the Optionee pay an amount estimated by the Company to cover all or a portion of the Withholding Taxes (the "Estimated Withholding Taxes"). Any reference to Withholding Taxes shall, where appropriate, include a reference to Estimated Withholding Taxes. At its discretion, the Company may require the Optionee, if he receives shares under a nonqualified stock option grant, to reimburse the Company for any Withholding Taxes that are required to be withheld by the Company, and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due (or to become due) to the Optionee an amount equal to such Withholding Taxes required to be withheld by the Company to reimburse the Company for any such Withholding Taxes, or the Company may retain and withhold a number of shares of Common Stock having a market value not less than the amount of such Withholding Taxes and cancel (in whole or in part) any shares of Common Stock so withheld in order to reimburse the Company for any such Withholding Taxes.

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                                   SECTION 9
                             ADJUSTMENTS TO OPTION

     (a) Subject to any required action by the Committee and the Company's stockholders, the number of shares provided for in the Option and the exercise price per share thereof may be proportionately adjusted as determined by the Committee for any increase or decrease in the number of issued shares of the Company resulting from the payment of a share dividend, a share split or any transaction which is a "corporate transaction" (as defined in the Treasury regulations promulgated under or applicable to Code
Section 424).

     (b) In the event of a Change of Control (as defined in Section 14 of the Plan), any and all outstanding Options not fully vested shall automatically vest in full and shall be immediately exercisable. The date on which such accelerated vesting and immediate exercisability shall occur shall be the date of the occurrence of the Change of Control.

     (c) In the event of a change in the Company's shares which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be shares within the meaning of the Plan.

     (d)  Except as herein before expressly provided in Paragraphs (a) and
(b) of this Section 9, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of any class or payment of any share dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation, and any issuance by the Company of shares of any class, or securities convertible into shares of any class, shall not affect the Option, and no adjustment by reason thereof shall be made with respect to the number or exercise price of the Company's shares subject to the Option. The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

                                   SECTION 10
                            IMPACT ON OTHER BENEFITS

     The value of the Option (either on the date of grant of the Option or at the time the shares are vested) shall not be includable as compensation or earnings to the Optionee for purposes of any other benefit plan offered by the Company.




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                                   SECTION 11
                                 ADMINISTRATION

     The Committee shall have full authority and discretion (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of the Plan and this Agreement. All such Committee determinations shall be final, conclusive and binding upon the Company, the Optionee and any and all interested parties.

                                   SECTION 12
                      AGREEMENT TO CONTINUE IN EMPLOYMENT
                             OR SERVICE AS A DIRECTOR

     Nothing in the Plan or this Agreement shall confer on the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or in the service of the Company as a director or interfere in any way with the right of the Company or any of its Subsidiaries to terminate his employment or directorship at any time.

                                   SECTION 13
                         SUBJECT TO PLAN: AMENDMENT(S)

     This Agreement and the grant and exercise thereof are subject to the terms of the Plan, as amended, which is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this Option is subject to any rules and regulations promulgated pursuant to the Plan, now or hereinafter in effect. Except as provided in Sections 14 and 15 of the Plan and Section 9 of this Agreement, this Option may not in any way be amended or terminated without the Optionee's written consent.

                                   SECTION 14
                                FORCE AND EFFECT

     The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

                                   SECTION 15
                                 GOVERNING LAW

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

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     IN WITNESS THEREOF, the parties have signed this Agreement as of the date first above written.

                                       VARI-LITE INTERNATIONAL, INC.


                                       By:
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                                           H.R. Brutsche III, President



                                           ---------------------------------
                                           Optionee